PROXY
POWER OF ATTORNEY

I, the undersigned Director/Officer of American Century Capital Portfolios, Inc. (“ACCP”) and American Century Mutual Funds, Inc. (“ACMF”) hereby constitute and appoint, Ashley L. Bergus, Ryan L. Blaine, Brian L. Brogan, Evan C. Johnson, Kathleen Gunja Nelson, David Reinmiller, and Giles M. Walsh, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, the Registration Statement on Form N-14 and any supplements or other instruments in connection with the Agreement and Plan of Reorganization among ACCP and ACMF (the “Reorganization”); (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the Reorganization; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents related to the Reorganization filed on or after June 26, 2019.
This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
WITNESS my hand on this 26th day of June, 2019.

/s/Thomas W. Bunn	/s/ Chris H. Cheesman
Thomas W. Bunn, Director	Chris H. Cheesman, Director
/s/ Barry Fink	/s/ Rajesh K. Gupta
Barry Fink, Director	Rajesh K. Gupta, Director
/s/ Lynn M. Jenkins	/s/ Jan M. Lewis
Lynn M. Jenkins, Director	Jan M. Lewis, Director
/s/ Jonathan S. Thomas	/s/ John R. Whitten
Jonathan S. Thomas, President and Director	John R. Whitten, Director
/s/ Stephen E. Yates	/s/ R. Wes Campbell
Stephen E. Yates, Chairman and Director	R. Wes Campbell, Treasurer and Chief Financial Officer